UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
May 22, 2009

Moody National REIT I, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-150612 (Commission File Number)	26-1812865 (IRS Employer Identification No.)
6363 Woodway Drive, Suite 110
Houston, Texas 77057
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (713) 977-7500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On May 22, 2009, the Board of Directors of Moody National REIT I, Inc. (the “Company”) authorized the Company’s officers to take the necessary actions to enter into a joint venture with Moody National 1715 OST Houston S, LLC, an affiliate of the Company’s sponsor (“OST Houston”), to acquire a 51% or greater membership interest (the “JV Interest”) in a newly formed Delaware limited liability company (the “Joint Venture”) for a purchase price of $2.3 million for the 51% membership interest, plus closing costs; subject to certain contingencies. OST Houston would contribute the Hampton Inn & Suites Houston — Medical Center/ Astrodome, located in Houston, Texas (the “Property”), to the Joint Venture in exchange for the remaining membership interests in the Joint Venture. The acquisition of the JV Interest by the Company is contingent upon the following: (i) the sale of the minimum amount of 200,000 shares of the Company’s common stock required to release offering proceeds from the escrow account in accordance with the Company’s prospectus relating to its public offering; (ii) the sale of a sufficient number of shares of the Company’s common stock in its public offering to fund the balance of the purchase price for the JV Interest; (iii) the receipt of the consent of the lender relating to existing indebtedness on the Property to be assumed by the Joint Venture and the receipt of other applicable third party consents; (iv) completion of satisfactory due diligence and appraisals regarding the Property; and (v) the absence of a material adverse change to the Property prior to the date of the acquisition of the JV Interest.
     On May 22, 2009, the Company’s Board of Directors also authorized the payment of cash distributions to the Company’s stockholders, contingent upon the acquisition of the JV Interest. If the JV Interest is acquired, distributions will (i) accrue daily to the Company’s stockholders of record as of the close of business on each day commencing one business day following the close of the acquisition of the JV Interest, (ii) be payable in cumulative amounts on or before the 15th day of each calendar month and (iii) be calculated at a rate of $0.002192 per share of common stock per day, a rate which, if paid each day over a 365-day period, is equivalent to an 8.0% annualized distribution rate based on a purchase price of $10.00 per share of common stock. Stockholders may choose whether to have distributions paid in cash or to have distributions otherwise payable to them in cash invested in additional shares of the Company’s common stock pursuant to the terms and conditions of the Company’s distribution reinvestment plan. The acquisition of the JV Interest is subject to certain conditions, including those set forth above, and there can be no assurance that the Company will be able to complete the proposed transaction on the terms described above, or at all.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.
Date: May 22, 2009	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President